Exhibit 5.1

September 2, 2009

American Medical Systems Holdings, Inc.

10700 Bren Road West

Minnesota, Minnesota 55343

Re:	American Medical Systems Holdings, Inc. Offer to Exchange Up To $250,000,000 Aggregate Principal Amount of 4.00% Convertible Senior Subordinated Notes Due 2041 For An Equal Amount of Outstanding 3.25% Convertible Senior Subordinated Notes due 2036

Ladies and Gentlemen:

We have acted as special counsel to American Medical Systems Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of (i) up to $250,000,000 aggregate principal amount of 4.00% Convertible Senior Subordinated Notes due 2041 (the “Notes”) and the guarantees of the Notes (the “Guarantees”) by American Medical Systems, Inc., AMS Sales Corporation, AMS Research Corporation and Laserscope (the “Guarantors”), convertible into common stock, $0.01 par value, of the Company (the “Common Stock”), under an Indenture, including the Guarantees, in the form filed as an exhibit to the Registration Statement (as herein defined) (collectively, the “Indenture”) among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), which Notes are to be offered in exchange for up to an equal amount of the Company’s outstanding 3.25% Convertible Senior Subordinated Notes due 2036 and (ii) up to 12,882,950 shares of Common Stock issuable upon conversion of the Notes based on an initial conversion rate of 51.5318 shares per $1,000 principal amount of the Notes (which represents a maximum amount of shares issuable per $1000 principal amount of the Notes absent any adjustment to the conversion rate pursuant to the terms of the Notes), each pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2009 (Registration No. 333-161349) (as amended as of the date hereof, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes, the Guarantees and the Common Stock.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors, and others as to factual matters without having independently verified such factual matters.

American Medical Systems Holdings, Inc.

September 2, 2009

We are opining herein as to the internal laws of the State of New York, and, the general corporation law of the state of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When (i) the Indenture has been duly exercised and delivered by the Company and the Trustee and (ii) the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered by and on behalf of the Company in accordance with the Indenture and in exchange for the 2036 Notes as contemplated in the Registration Statement, the Notes and the Guarantees will have been duly authorized by all necessary corporate action of the Company and the Guarantors, respectively, and will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

(2) When certificates (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) representing the Common Stock initially reserved for issuance upon conversion of the Notes have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the Indenture upon conversion of Notes in a principal amount not less than the par value of the Common Stock to be issued, such Common Stock will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid, and nonassessable.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires that a claim with respect to the Notes (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (g) provisions purporting to make a guarantor primarily liable rather than as a surety provisions purporting to waive modifications of any guaranteed obligation to the extent such

American Medical Systems Holdings, Inc.

September 2, 2009

modification constitutes a novation; (h) other applicable exceptions; and (i) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Guarantees, and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ LATHAM & WATKINS LLP